UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Syniverse Releases Inaugural ESG Annual Report

TAMPA, January 26, 2022 - Syniverse Corporation (“Syniverse” or the “Company”), the “world’s most connected company”TM and a premier global technology provider of mission-critical mobile platforms for carriers and enterprises, is pleased to announce the publication of its inaugural Environmental, Social and Governance (“ESG”) Annual Report (“The Report”), detailing the company’s ESG strategy and performance for the 2020 calendar year.

“We are proud to publish our inaugural ESG report, which reflects our commitment to communicating with our stakeholders transparently and providing regular updates on the progress we are making in reducing our environmental impact and improving the impact our technology has on the planet and the communities we serve,” said Syniverse CEO Andrew Davies. “Syniverse plays a critical role in the global mobile ecosystem, and as such we have a responsibility to ensure our business operates sustainably and benefits all stakeholders.”

“Syniverse’s strategic approach to ESG is focused on driving long-term business value, which requires sustainability and responsible business practices to be embedded in everything we do” said Kevin Beebe, Chairman of Syniverse’s Nominating and Corporate Governance Committee and Board member with responsibility for ESG topics. “As a company whose technologies connect the world, we take very seriously our responsibility to connect with our employees, communities and environment to support their development and protect their well-being.”

Syniverse conducted an inaugural materiality assessment to identify and prioritize key non-financial topics for its business and stakeholders. The Company’s resulting ESG strategy and framework is titled “RISE,” an acronym that identifies the four areas critical to its long-term sustainability and success. These comprise:

•	Responsibility to promote ethical practices

•	Inclusive culture for employees and global community

•	Service integrity in performance, security, and privacy

•	Environmental performance that protects the world

Highlights of The Report include:

Responsibility:

•	100% of employees completed anti-bribery and corruption and Code of Conduct training

•	No legal proceedings initiated and no monetary losses from anti-competitive behavior

•	Adoption of and adherence to the UK Modern Slavery Act of 2015

Inclusivity:

•	71% of employees described Syniverse as a “great place to work”

•	87% of employees felt they can be their “authentic selves” at work

•	Established objectives to improve employee and Board of Directors’ diversity

Service integrity:

•	16% Improvement in Net Promoter Score from 2019 (36 to 42)

•	Average service uptime of 99.85%

•	97% Customer support rating (Good or Excellent)

Environmental:

•	39% reduction in Scope 1 Greenhouse gas emissions from 2019 and by 20% from 2010 (baseline year)

•	Improved Carbon Disclosure score from C to B-

•	Continued disclosure of Scope 1, 2, and 3 emissions to CDP

The full report is available here. Reporting methodology is informed by leading sustainability and reporting frameworks including Global Reporting Initiative Standards, United Nations Sustainability Goals, Sustainability Accounting Standards Board and Carbon Disclosure Project (CDP).

In August 2021, Syniverse announced its plan to go public through a merger agreement with M3-Brigade Acquisition II Corp. (NYSE: MBAC) (“MBAC”) a special purpose acquisition company, or SPAC. Syniverse and MBAC announced on January 10, 2022 that MBAC’s special meeting of shareholders to approve the merger is scheduled to be held on February 9, 2022. On January 7, 2022, MBAC commenced mailing of its definitive proxy statement to its shareholders of record as of January 6, 2022. Upon closing of the transaction, the renamed Syniverse Technologies Corporation will be listed on the New York Stock Exchange under the ticker “SYNV.”

About Syniverse

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities and network assets have allowed Syniverse to address the changing needs of the mobile ecosystem for over 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

About M3-Brigade Acquisition II Corp

MBAC is a special purpose acquisition corporation formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. MBAC is led by key executives of M3 Partners, LP, a leading financial advisory services firm that specializes in assisting companies at inflection points in their growth cycle, and Brigade Capital Management, LP, a leading global investment advisor that was founded in 2006 to specialize in credit-focused investment strategies and has approximately $30 billion in assets under management.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of Syniverse and anticipated impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guaranteeing of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s definitive proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Information About the Proposed Business Merger and Where to Find It

In connection with the proposed transaction, MBAC has filed a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. MBAC HAS COMMENCED MAILING OF THE DEFINITIVE PROXY STATEMENT TO THE STOCKHOLDERS OF MBAC AS OF JANUARY 6, 2022. THE RECORD DATE ESTABLISHED FOR THE PROPOSED TRANSACTION. MBAC Stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s website at www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC have been filed in the proxy statement for the proposed transaction and are available at www.sec.gov. Additional information regarding the interests of such participants are contained in the proxy statement.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction have been included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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For more information, contact:

Media and Press:

Brooke Gordon / Kelsey Markovich

Sard Verbinnen & Co.

syniverse-svc@sardverb.com

+1.212.687.8080

Investor Relations:

Stanley Martinez, CFA, IRC	Kristin Celauro

Syniverse	M3-Brigade Acquisition II Corp.

ir@syniverse.com	kcelauro@m3-partners.com

+1.813.614.1070	+1.212.202.2223